SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 28, 2004

                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

Texas                              0-19797                   74-1989366
(State of                      (Commission File              (IRS employment
incorporation)                     Number)                   identification no.)

                        601 North Lamar Blvd., Suite 300
                               Austin, Texas 78703
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  512-477-4455

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                                Table of Contents

Item 7. Financial Statements and Exhibits

Item 12. Results of Operations and Financial Condition

Signatures

Item 7. Financial Statements and Exhibits.

(c)   Exhibits.

      Exhibit 99.1  Whole Foods Market, Inc. press release, dated July 28, 2004.

Item 12. Results of Operations and Financial Condition.

On July 28, 2004, the Company issued a press release announcing its results of operations for its third fiscal quarter ended July 4, 2004. A copy of the press release is furnished herewith as Exhibit 99.1.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding adjusted net income, adjusted diluted earnings per share and Economic Value Added ("EVA") in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company and for incentive compensation and capital planning purposes. The press release includes tabular reconciliations of these non-GAAP financial measures to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

The information contained in the attached Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WHOLE FOODS MARKET, INC.

Date: July 28, 2004                       By: /s/ Glenda Flanagan
                                              ----------------------------------
                                              Glenda Flanagan,
                                              Executive Vice President and Chief
                                              Financial Officer


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